UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2014

LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive, San Diego, CA	92111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of July 12, 2013 (the “Merger Agreement”), by and among Leap Wireless International, Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware corporation (“AT&T”), Laser, Inc., a Delaware corporation (the “Stockholders’ Representative”), and Mariner Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Merger Sub”), on March 13, 2014, Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of AT&T (the “Merger”).

Pursuant to the Merger Agreement, on March 13, 2014, each share of common stock of the Company issued and outstanding  immediately prior to the effective time of the Merger (other than any shares owned by the Company, AT&T, Merger Sub or any other direct or indirect subsidiary of the Company or AT&T, restricted stock and dissenting shares (collectively, the “Excluded Shares”)), was cancelled and converted automatically into the right to receive $15.00 in cash (the “Per Share Cash Merger Consideration”) and one non-transferable contingent value right (a “CVR” and together with the Per Share Cash Merger Consideration, the “Per Share Merger Consideration”), without interest.  Each CVR will provide the holder with the right to a pro rata share of the proceeds, if any, resulting from the sale of the license granted to the Company by the Federal Communications Commission having the call sign WQJQ707 (the “License”).

In connection with the closing of the Merger, each outstanding option, whether vested or unvested, that was granted under one of the Company's stock plans and that has an exercise price equal to or below the Per Share Cash Merger Consideration was cancelled and converted into the right to receive (1) cash equal to the product of the total number of shares underlying the option multiplied by the difference, if any, of the Per Share Cash Merger Consideration and the exercise price per share underlying each option, less any applicable withholding taxes and (2) one CVR for each share underlying the option. Holders of any outstanding option, whether vested or unvested, with an exercise price greater than the Per Share Cash Merger Consideration, had the opportunity to exercise such option prior to the effective time of the Merger by providing the Company with a notice of exercise and, for each share underlying the option, a cash amount equal to the difference of the exercise price underlying the option less the Per Share Cash Merger Consideration. Each option that was so exercised was settled at the effective time of the Merger in exchange for one CVR in respect of each share underlying the option and, to the extent the option is not exercised prior to the effective time of the Merger, the option was cancelled at the effective time of the Merger for no consideration to the holder.

Each outstanding share of restricted stock granted under the Company’s stock plans was cancelled and converted automatically into the right to receive the Per Share Cash Merger Consideration, less any applicable withholding taxes, plus one CVR in respect of such share of restricted stock.

Each outstanding stock unit granted under the Company’s stock plans (including performance stock units, deferred stock units and deferred cash units, but excluding any cash award with a value that is not determined based on the price of the Company common stock), whether vested or unvested, was cancelled and converted into the right to receive an amount in cash equal to the product of the number of shares covered by the unit (assuming target level of performance for any incomplete performance periods) multiplied by the Per Share Cash Merger Consideration, less any applicable withholding taxes, plus one CVR in respect of such unit.

The description of the Merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2013.

Item 1.01.	Entry into a Material Definitive Agreement

Contingent Value Rights Agreement

On March 13, 2014, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with AT&T, the Stockholders’ Representative, Computershare Inc, as payments processor and Computershare Trust Company, N.A., as rights agent providing for the terms of the CVRs.  Pursuant to the CVR Agreement, a CVR will entitle each Leap stockholder to a pro rata share of the net proceeds, if any, from the future sale of the License.

The foregoing summary of the CVR Agreement is subject to, and qualified in its entirety by the full text of such agreement, which is included as Exhibit 10.1 hereto.

Cricket Notes Supplemental Indenture

On March 13, 2014, AT&T, Cricket Communications, Inc., a Delaware corporation  and wholly owned subsidiary of the Company (“Cricket”), the Company, Cricket License Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Wells Fargo Bank, National Association, as trustee (the “Cricket Trustee”), entered into a 2020 Notes Supplemental Indenture dated as of March 13, 2014 (the “Cricket Supplemental Indenture”) to the Indenture dated November 19, 2010 (as amended and supplemented to date, including by the Supplemental Indenture, the “Cricket Indenture”), among Cricket, the guarantors party thereto and the Cricket Trustee, relating to Cricket’s outstanding 7.75% Senior Notes due 2020 (the “Cricket Notes”).

Pursuant to the Cricket Supplemental Indenture, AT&T agreed to fully and unconditionally guarantee all of Cricket’s obligations under the Cricket Notes and Cricket Indenture and to assume the Company’s and Cricket’s previous reporting obligations under the Cricket Indenture.  The foregoing description of the Cricket Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cricket Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated by reference herein.

Convertible Notes Supplemental Indenture

In connection with the closing of the Merger, AT&T, the Company and Wells Fargo Bank, N.A., as trustee (the “Convertibles Trustee”), entered into a Convertible Notes Supplemental Indenture dated as of March 13, 2014 (the “Convertibles Supplemental Indenture”) to the Indenture dated as of June 25, 2008 (the “Convertible Notes Indenture”),  between the Company and the Convertibles Trustee, relating to the Company’s outstanding 4.50% Convertible Senior Notes due 2014 (the “Convertible Notes”).

The Convertibles Supplemental Indenture amends the Convertible Notes Indenture to provide that, upon consummation of the Merger, the right to convert the Convertible Notes into the Company’s common stock was changed to a right to convert such Convertible Notes into the consideration that holders of the Convertible Notes would have been entitled to receive in the Merger, by reference to that number of shares of the Company’s common stock equal to the Conversion Rate (as defined in the Convertible Notes Indenture), calculated as provided in Section 12.01 of the Convertible Notes Indenture with references to Common Stock (as defined in the Convertible Notes Indenture) replaced by references to the Reference Property (as defined in the Convertible Notes Indenture), that such holder would have owned had such holder converted its Convertible Notes immediately prior to the Merger, in accordance with the terms and conditions of the Convertible Notes Indenture and the Convertible Notes.

The foregoing description of the Convertibles Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertibles Supplemental Indenture, which is included as Exhibit 4.2 hereto and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

On March 13, 2014, in connection with the Merger, all fees and other amounts outstanding under the Credit Agreement, dated as of October 10, 2012 (as amended, restated, modified and/or supplemented through the date hereof, the “Credit Agreement”), among the Company, Cricket, the lenders party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent, were paid, and the Credit Agreement was terminated.

Neither the Company nor Cricket incurred any penalties in connection with the termination of the Credit Agreement.

In connection with the consummation of the Merger, on March 13, 2014, the Company also entered into an amendment (the “Amendment”) to the Tax Benefit Preservation Plan, dated as of  August 30, 2011 (the “Rights Plan”), by and between the Company and Computershare Inc., successor-in-interest to Computershare Shareowners Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (the “Rights Agent”) to change the “Final Expiration Date” of the Rights Plan from August 31, 2014 to March 13, 2014.  The Amendment had the effect of terminating the Rights Plan as of March 13, 2014.  Former stockholders of the Company do not have to take any action as a result of this action.  The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is included as Exhibit 4.3 hereto and incorporated by reference herein.

Finally, in connection with consummation of the Merger, on March 13, 2014, the Company terminated The Leap Wireless International, Inc. Employee Stock Purchase Plan, effective as of May 25, 2005, as amended.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, all shares of the Company’s common stock were cancelled and, other than the Excluded Shares, were converted into the right to receive the Per Share Merger Consideration. Accordingly, on March 13, 2014, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of its intent to remove the Company’s common stock from listing on NASDAQ and requested that NASDAQ file with the SEC an application on Form 25 to report the delisting of the Company’s common stock from NASDAQ. NASDAQ informed the Company on March 14, 2014, that in accordance with the Company’s request, NASDAQ had filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 with respect to the Cricket Notes and a Form 15 with respect to the Company’s common stock, requesting the deregistration of the Cricket Notes and the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders

The disclosure set forth in the Introduction, Item 1.02 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of AT&T. The disclosure set forth in the Introduction is incorporated herein by reference.

The aggregate merger consideration was funded with AT&T’s cash on hand, proceeds from debt financing and other funds available to it.

The disclosure set forth in the Introduction and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, all of the directors of the Company resigned from their positions as directors of the Company, effective immediately after the effective time of the Merger.  Also, with effect immediately after the effective time of the Merger, Nick W. Jones was appointed as the sole director of the Company.

Item 8.01.	Other Events

On March 13, 2014, the Company issued a press release to provide holders of its Convertible Notes notice of a Make-Whole Fundamental Change as a result of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 12, 2013, by and among Leap Wireless International, Inc., AT&T Inc., Laser, Inc. and Mariner Acquisition Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2013)

4.1
2020 Notes Supplemental Indenture, dated as of March 13, 2014, among AT&T Inc., Cricket Communications, Inc., Leap Wireless International, Inc., as Guarantor, Cricket License Company, LLC, as Guarantor, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to AT&T’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2014)

4.2
Convertible Notes Supplemental Indenture, dated as of March 13, 2014, among Leap Wireless International, Inc., AT&T Inc. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.3 to AT&T’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2014)

4.3
Second Amendment to the Tax Benefit Preservation Plan, dated as of March 13, 2014, by and between Leap Wireless International, Inc. and Computershare Inc., a successor-in-interest to Computershare Shareowners Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent

10.1
Contingent Value Rights Agreement, dated March 13, 2014, by and among AT&T Inc., Leap Wireless International, Inc., Laser, Inc., Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A.

99.1	Press Release Giving Notice of Make-Whole Fundamental Change to Holders of Its 4.50% Convertible Senior Notes due 2014, dated March 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

BY:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Chief Legal and Administrative Officer

Date: March 14, 2014